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                                                       Exhibit 99.B(d)(1)(c)(ii)

[ING FUNDS LOGO]


January 3, 2006

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

         Pursuant to the Management Agreement dated February 25, 2004, as amended, between ING Investors Trust and ING Investments, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Global Real Estate Portfolio (the "New Series"), effective January 3, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fee indicated for the New Series, is attached hereto.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned New Series, by signing below.

                                               Very sincerely,


                                               /s/ Robert S. Naka
                                               ------------------
                                               Robert S. Naka
                                               Senior Vice President
                                               ING Investors Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    --------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000       ING Investors Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST

                                       AND

                              ING INVESTMENTS, LLC


                                                                   ANNUAL INVESTMENT
                                                                   -----------------
                                                                     MANAGEMENT FEE
SERIES                                                               --------------
------                                                (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Global Real Estate Portfolio                                0.90% on first $250 million
                                                                0.85% on next $250 million
                                                        0.80% of assets in excess of $500 million

ING LifeStyle Aggressive Growth Portfolio                                 0.14%

ING LifeStyle Growth Portfolio                                            0.14%

ING LifeStyle Moderate Growth Portfolio                                   0.14%

ING LifeStyle Moderate Portfolio                                          0.14%

ING MarketPro Portfolio                                                   0.00%

ING MarketStyle Growth Portfolio                                          0.08%

ING MarketStyle Moderate Growth Portfolio                                 0.08%

ING MarketStyle Moderate Portfolio                                        0.08%

ING VP Index Plus International Equity Portfolio                          0.45%

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